EXHIBIT 99.1

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[OXY LOGO]  NEWS RELEASE                        OCCIDENTAL PETROLEUM CORPORATION
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         10889 Wilshire Boulevard, Los Angeles, California 90024  (310) 208-8800

For Immediate Release: April 22, 2003

            OCCIDENTAL PETROLEUM ANNOUNCES FIRST QUARTER 2003 RESULTS
            ---------------------------------------------------------

     LOS ANGELES -- Occidental Petroleum Corporation (NYSE: OXY) announced net income for the first quarter 2003 of $325 million ($0.86 per share), compared with $25 million ($0.07 per share) for the first quarter 2002.
     In announcing the results, Dr. Ray R. Irani, chairman and chief executive officer, said, "Oil and natural gas production for the quarter averaged 532,000 barrels of oil equivalent -- the highest level for any quarter in the company's history. Our core earnings, which were driven by high oil and natural gas prices, hit their highest level in the last six quarters. Strong cash flow during the quarter resulted in additional debt reduction of $182 million which in turn lowered our debt-to-total-capitalization to 41 percent compared to 43 percent at the end of last year. Core earnings, as shown on the attached schedule, were $433 million for the first quarter 2003 ($1.14 per share)."

                                   OIL AND GAS
                                   -----------
     Oil and gas segment and core earnings were $727 million for the first quarter 2003, compared with $306 million for the first quarter 2002. The improvement in the first quarter 2003 earnings reflected $440 million from higher worldwide crude oil and natural gas prices.

                                    CHEMICALS
                                    ---------
     Chemical segment and core earnings were $35 million for the first quarter 2003, compared with a $31 million loss for the first quarter 2002. The improvement in the first quarter 2003 results reflected higher sales prices for PVC, chlorine and EDC; partially offset by higher energy and raw material costs and lower caustic soda sales prices. The first quarter 2002 included a $36 million pre-tax loss for Equistar, which was sold in the third quarter 2002, and a $14 million pre-tax charge for severance.

                                       -0-

Contacts:  Lawrence P. Meriage (media)
           310-443-6562
           Kenneth J. Huffman (investors)
           212-603-8183
           For further analysis of Occidental's quarterly performance, please visit the web site: www.oxy.com

     Statements in this presentation that contain words such as "will" or "expect", or otherwise relate to the future, are forward-looking and involve risks and uncertainties that could significantly affect expected results. Factors that could cause results to differ materially include, but are not limited to: global commodity pricing fluctuations, and supply/demand considerations, for oil, gas and chemicals; higher-than-expected costs; and not successfully completing (or any material delay in) any expansion, capital expenditure, acquisition, or disposition. Occidental disclaims any obligation to update any forward-looking statements.


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


SUMMARY OF SEGMENT NET SALES AND EARNINGS
($ millions, except per-share amounts)

                                                  First Quarter
                                          ---------------------
                                            2003         2002
===================================       ========     ========
SEGMENT NET SALES
   Oil and gas                            $  1,553     $    958
   Chemical                                    790          565
   Corporate and other                          28           --
                                          --------     --------
   Net sales                              $  2,371     $  1,523
===================================       ========     ========

SEGMENT EARNINGS (LOSSES)
  Oil and gas                             $    727     $    306
  Chemical                                      35          (31)
                                          --------     --------
                                               762          275
UNALLOCATED CORPORATE ITEMS
  Interest expense, net (a)                   (124)         (56)
  Income taxes (b)                            (178)         (44)
  Trust preferred distributions
    & other                                    (11)         (11)
  Other (c)                                    (56)         (41)
                                          --------     --------

INCOME FROM CONTINUING OPERATIONS              393          123
  Discontinued operations, net                  --           (3)
  Cumulative effect of changes in
    accounting principles, net (d)             (68)         (95)
                                          --------     --------
NET INCOME                                $    325     $     25
                                          ========     ========


BASIC EARNINGS PER COMMON SHARE
  Income from continuing operations       $   1.04     $   0.33
  Discontinued operations, net                  --        (0.01)
  Cumulative effect of changes in
    accounting principles, net               (0.18)       (0.25)
                                          --------     --------
                                          $   0.86     $   0.07
                                          ========     ========

DILUTED EARNINGS PER COMMON SHARE
  Income from continuing operations       $   1.03     $   0.33
  Discontinued operations, net                  --     $  (0.01)
  Cumulative effect of changes
    in accounting principles, net            (0.18)       (0.25)
                                          --------     --------
                                          $   0.85     $   0.07
                                          ========     ========
AVERAGE BASIC COMMON SHARES
  OUTSTANDING                                379.1        374.5
===================================       ========     ========

See footnotes on following page.


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


(a) The first quarter 2003 includes a $61 million pre-tax interest charge to repay a $450 million 6.4 percent senior notes issue that had ten years of remaining life, but was subject to re-marketing on April 1, 2003. The three months 2002 includes interest income on notes receivable from Altura partners of $14 million. The partnership exercised an option in May 2002 to redeem the sellers' remaining partnership interests in exchange for the outstanding balance on the notes.

(b) Excludes U.S. federal income tax charges and credits allocated to the segments and foreign taxes. Oil and gas segment earnings include credits of $1 million for each of the three months 2003 and 2002. Chemical segment earnings have been impacted by credits of $4 million for the three months 2002.

(c) The three months 2002 includes preferred distributions to the Occidental Permian Partners of $15 million. This is essentially offset by the interest income discussed in (a) above. The partnership exercised an option in May 2002 to redeem the sellers' remaining partnership interests in exchange for the outstanding balance on the notes.

(d) Effective January 1, 2003, Occidental implemented SFAS No. 143 -- "Accounting for Asset Retirement Obligations." Adoption of this new accounting standard resulted in a cumulative after-tax reduction in net income of $50 million. Also effective January 1, 2003, Occidental implemented the rescission of EITF 98-10, which precludes mark-to-market accounting for all energy-trading contracts that are not derivatives and fair-value accounting for inventories purchased from third parties. Adoption of this accounting change resulted in a cumulative after-tax reduction in net income of $18 million. Effective January 1, 2002, Occidental implemented SFAS No. 142 -- "Goodwill and Other Intangible Assets." Adoption of this new accounting standard resulted in a cumulative after-tax reduction in net income of $95 million in the first quarter 2002.


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



SUMMARY OF OPERATING STATISTICS

                                                  First Quarter
                                          ---------------------
                                            2003         2002
===================================       ========     ========
NET OIL, GAS AND LIQUIDS
   PRODUCTION PER DAY

United States
  Crude oil and liquids (MBBL)
    California                                  78           90
    Permian                                    144          140
    Horn Mountain                               15           --
    Hugoton                                      4            3
                                          --------     --------
      Total                                    241          233

  Natural Gas (MMCF)
    California                                 262          305
    Hugoton                                    144          157
    Permian                                    117          129
    Horn Mountain                                5           --
                                          --------     --------
      Total                                    528          591

Latin America
  Crude oil (MBBL)
    Colombia                                    37           36
    Ecuador                                     16           13
                                          --------     --------
      Total                                     53           49

Middle East and
  Other Eastern Hemisphere
  Crude oil (MBBL)
    Oman                                        13           17
    Pakistan                                    10            8
    Qatar                                       47           44
    Yemen                                       39           47
                                          --------     --------
      Total                                    109          116

  Natural Gas (MMCF)
    Pakistan                                    75           50


BARRELS OF OIL EQUIVALENT (MBOE)

Subtotal consolidated subsidiaries             504          505

  Colombia-minority interest                    (4)          (5)
  Russia-Occidental net interest                30           25
  Yemen-Occidental net interest                  2           --
                                          --------     --------
Subtotal other interests                        28           20
                                          --------     --------

TOTAL WORLDWIDE PRODUCTION                     532          525
                                          ========     ========


CAPITAL EXPENDITURES (millions)           $    298     $    254
                                          ========     ========

DEPRECIATION, DEPLETION AND
 AMORTIZATION OF ASSETS (millions)        $    285     $    261
===================================       ========     ========


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


SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

Occidental's results of operations often include the effects of significant transactions and events affecting earnings that vary widely and unpredictably in nature, timing, and amount. Therefore, management uses a measure called "core earnings", which excludes those items. This non-GAAP measure is not meant to disassociate those items from management's performance, but rather is meant to provide useful information to investors interested in comparing Occidental's earnings performance between periods. Reported earnings are considered representative of management's performance over the long term. Core earnings is not considered to be an alternative to operating income in accordance with generally accepted accounting principles.

The following table sets forth the core earnings and significant items affecting earnings for each operating segment and corporate:

                                                            First Quarter
                                     ------------------------------------
($ millions, except per share
amounts)                               2003       EPS      2002       EPS
================================     ======    ======    ======    ======
TOTAL REPORTED EARNINGS              $  325    $ 0.86    $   25    $ 0.07
                                     ======    ======    ======    ======

OIL AND GAS
Segment Earnings                     $  727              $  306
Less:
    None                                 --                  --
                                     ------              ------
Segment Core Earnings                   727                 306
                                     ------              ------
CHEMICALS
Segment Earnings (Loss)                  35                 (31)
Less:
    None                                 --                  --
                                     ------              ------
Segment Core Earnings (Loss)             35                 (31)
                                     ------              ------
CORPORATE
Results                                (437)               (250)
Less:
    Debt repayment charge               (61)                 --
    Tax effect of pre-tax
      adjustments                        21                  --
    Discontinued operations, net*        --                  (3)
    Changes in accounting
      principles, net*                  (68)                (95)
                                     ------              ------

TOTAL CORE EARNINGS                  $  433    $ 1.14    $  123    $ 0.33
================================     ======    ======    ======    ======

*These amounts are shown after tax.


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


ITEMS AFFECTING COMPARABILITY OF CORE EARNINGS BETWEEN PERIODS

                                                        First Quarter
                                                  -------------------
($ millions)                                         2003        2002
=============================================     =======     =======
INCOME / (EXPENSE)
(Pre-tax)

OIL AND GAS
  On-going quarterly impact of adopting asset
    retirement obligations                             (4)         --

CHEMICALS
  Reorganizations/severance                            --         (14)
  Equistar equity results                              --         (36)

CORPORATE
  Equity earnings                                     (23)         --


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